January 15, 2004

Household Affinity Funding Corporation III
1111 Town Center Drive
Las Vegas, Nevada 89134

Re: Household Affinity Credit Card Master Note Trust I
Household Affinity Funding Corporation III as originator of the Trust
Registration Statement on Form S-3

Ladies and Gentlemen:

We have recently been appointed as counsel for Household Affinity Funding Corporation III (the "Transferor"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of asset backed notes (collectively, the "Notes"), each such Series of Notes representing obligations of the Household Affinity Credit Card Master Note Trust I (the "Trust"). Each Series of Notes will be issued pursuant to an Indenture (the "Master Indenture"), as supplemented by an Indenture Supplement relating to such Series (each, an "Indenture Supplement" and, in each such case, together with the Master Indenture, the "Indenture"), in each case between the Trust and The Bank of New York, as Indenture Trustee.

We hereby confirm that the statements set forth in the prospectus supplement (the "Prospectus Supplement") and the prospectus (the "Prospectus") relating to the Notes forming a part of the Registration Statement under the headings "Prospectus Supplement Summary - Material Federal Income Tax Consequences" in the Prospectus Supplement and "Prospectus Summary - Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus, which statements have been reviewed by us, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects, and we hereby adopt and confirm the opinions set forth therein.

The above-referenced description of federal income tax consequences and opinions does not relate to any transaction which requires modification of such description and opinions in the context of such transaction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to McKee Nelson LLP under the captions "Prospectus Supplement Summary - Material Federal Income Tax Consequences" and "Legal Matters" in the Prospectus Supplement and "Prospectus Summary - Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ McKee Nelson LLP

MCKEE NELSON LLP